Exhibit 99.01

Glu Reports First Quarter 2010 Financial Results

SAN MATEO, Calif.--(BUSINESS WIRE)--May 4, 2010--Glu Mobile Inc. (NASDAQ:GLUU), a leading global publisher of mobile games, today announced financial results for its first quarter ended March 31, 2010.

For the quarter ended March 31, 2010, Glu reported revenues of $17.3 million compared to $20.8 million in the first quarter of 2009. GAAP loss from operations and net loss were $(2.7) million and $(3.7) million, respectively, compared to GAAP loss from operations and net loss of $(2.9) million and $(5.8) million, respectively, in the first quarter of 2009. GAAP loss per basic common share was $(0.12) for the quarter ended March 31, 2010, compared with a GAAP loss per basic common share of $(0.19) in the same period last year. GAAP net loss for the first quarter of 2010 included $594,000 in restructuring charges.

For the quarter ended March 31, 2010, non-GAAP loss from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, restructuring charges and MIG earnout expenses, was $(0.3) million, compared to $1.4 million of non-GAAP income from operations in the same period last year. Non-GAAP net loss, which excludes foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities, was $(0.9) million for the quarter ended March 31, 2010, compared to a non-GAAP net loss of $(1.0) million in the same period last year. Non-GAAP basic loss per share was $(0.03) for the quarter ended March 31, 2010, compared to a non-GAAP basic loss per share of $(0.03) in the same period last year.

The company achieved positive cash flows from operations for the fourth consecutive quarter, generating $1.6 million in cash from operations during the first quarter of 2010.

“We continue to make progress on expanding our smartphone studio capacity as well as focusing on our new social, persistent product strategy,” stated Niccolo de Masi, chief executive officer of Glu. “We anticipate the shift to fewer and larger titles to limit smartphone revenue growth over the next two quarters and expect increasing momentum from the fourth quarter of 2010 as our transition begins to gain traction. In the fourth quarter of 2010, we have several new franchises slated for launch. In addition, we are working to build out our management team depth and expertise to optimize the execution of our transition.”

De Masi concluded, “I am confident in our ability to build on Glu’s core strengths as we shift our focus in our efforts to fully capitalize on the growth opportunities in the social smartphone gaming market.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

As of March 31, 2010, the company had a cash and cash equivalents balance of $10.5 million, and had $3.1 million outstanding on its line of credit. The company’s cash and cash equivalents balance reflects the fact that Glu received an extension until May 1, 2010 on the $2,437,000 of principal and $729,000 of accrued interest owed to the former shareholders of MIG, which was originally due on March 31, 2010. Glu made this payment on the amended May 1, 2010 due date.

“We continued to focus on managing our balance sheet during the first quarter, as we once again achieved positive cash flows from operations in addition to reducing our total debt outstanding,” stated Eric R. Ludwig, Glu’s chief financial officer. “During this transition period, our capital structure and liquidity remain key priorities and we will closely manage our balance sheet and cost structure in an effort to ensure that we have the resources to successfully reposition our business. In addition, we remain committed to be cash flow neutral from operations during 2010.”

Business Outlook

The following forward-looking statements reflect expectations as of May 4, 2010. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s mobile products; consumer demand for mobile handsets, including the next-generation platforms; carriers' and distributors' marketing to consumers, including premium deck placement; continued uncertainty in the global economic environment; carriers' and other distributors’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu's products; competition in the industry; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

Second Quarter Expectations – Quarter Ending June 30, 2010:

  GAAP revenue is expected to be between $13.6 million and $14.0 million.
  GAAP net loss is expected to be between $(4.4) million and $(4.7) million, or a net loss of between $(0.14) and $(0.15) per basic share.
  Non-GAAP operating loss is expected to be between $(1.8) million and $(2.1) million. Non-GAAP net loss is expected to be between $(2.5) million and $(2.8) million, or a net loss of $(0.08) to $(0.09) per basic share, which excludes $1.1 million for amortization of intangibles, approximately $437,000 of anticipated stock-based compensation expense and approximately $350,000 of anticipated restructuring charges.
  Our income tax expense in the second quarter of 2010 is expected to be approximately $666,000.
  Weighted average common shares outstanding for the second quarter of 2010 are expected to be approximately 30.8 million basic and 31.1 million diluted.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (877) 311-0653, or if outside the U.S., (702) 928-6877, with conference ID # 70056318, to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available at http://www.glu.com/investors under the Investor Calendar and Webcasts menu. An audio replay will be available between 2:30 p.m. Pacific Time, May 4, 2010, and 8:59 p.m. Pacific Time, May 11, 2010, by calling (800) 642-1687, or (706) 645-9291, with conference ID #70056318.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP operating income/(loss), non-GAAP net income/(loss) and non-GAAP basic and diluted net income/(loss) per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Amortization of intangible assets;
  Stock-based compensation expense;
  Restructuring charges;
  MIG earnout expenses; and
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our "Business Outlook" ("Second Quarter Expectations – Quarter Ending June 30, 2010"); our continued progress in expanding our smartphone studio capacity and focusing on our new social, persistent product strategy; our expectation that our shift to fewer and larger titles will limit smartphone revenue growth over the next two quarters; our expectation of increasing momentum from the fourth quarter of 2010 as our transition begins to gain traction; our intention to launch several new franchises in the fourth quarter of 2010; our efforts to build out our management team depth and expertise to optimize the execution of our transition; our intention to shift our focus in our efforts to fully capitalize on the growth opportunities in the social smartphone gaming market; our intention to closely manage our balance sheet and cost structure in an effort to ensure that we have the resources to successfully reposition our business; and our commitment to being cash flow neutral from operations during 2010. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that growth of smartphones and advanced networks does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that our expense control initiatives will be insufficient to enable us to be cash flow neutral from operations during 2010 or to profitably compete in the market; the risk that we may have insufficient working capital to effectively execute our business strategy, including expanding our smartphone studio capacity and focusing on our new social, persistent product strategy, while continuing to address our traditional carrier-based business, and that, even if we do execute our business strategy, we may not derive the revenues that we expect; the risk that we may fall out of compliance with the financial and other covenants in our credit facility; the risk that we may lose a key intellectual property license or key carrier distribution agreement; the risk that our development expenses for games for smartphones are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original intellectual property titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to social, persistent gaming, is smaller than anticipated; and other risks detailed under the caption "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games for feature phones and smartphones. Its portfolio of top-rated games includes original titles Beat It!, Bonsai Blast, Brain Genius, Glyder, Stranded, Super K.O. Boxing! and titles based on major brands from partners including Activision, Atari, Fox Mobile Entertainment, Harrah's, Hasbro, Konami, Microsoft, PlayFirst, PopCap Games, SEGA, Sony and Warner Bros. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in Brazil, Canada, Chile, China, England, France, Germany, Italy, Russia and Spain. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the 'g' character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at Facebook.com/glumobile.

BONSAI BLAST, BRAIN GENIUS, GLU, GLU MOBILE, STRANDED, SUPER K.O. BOXING! and the 'g' character logo are trademarks of Glu Mobile Inc.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31,	December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$10,474	$10,510
Accounts receivable, net	13,344	16,030
Prepaid royalties	4,614	6,738
Prepaid expenses and other current assets	2,185	2,520
Total current assets	30,617	35,798

Property and equipment, net	2,953	3,344
Prepaid royalties	809	96
Other long-term assets	802	833
Intangible assets, net	11,759	13,059
Goodwill	4,610	4,608
Total assets	$51,550	$57,738

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$4,154	$4,480
Accrued liabilities	940	817
Accrued compensation	2,526	1,829
Accrued royalties	10,105	12,604
Accrued restructuring	824	1,406
Deferred revenues	1,169	914
Current portion of long-term debt	15,038	16,379
Total current liabilities	34,756	38,429
Other long-term liabilities	7,919	7,616
Total liabilities	42,675	46,045

Common stock	3	3
Additional paid-in capital	188,758	188,078
Accumulated other comprehensive income	1,089	931
Accumulated deficit	(180,975)	(177,319)
Stockholders' equity	8,875	11,693
Total liabilities and stockholders' equity	$51,550	$57,738

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,	March 31,
	2010	2009

Revenues	$17,289	$20,775

Cost of revenues:
Royalties	4,691	5,813
Amortization of intangible assets	1,228	2,848
Total cost of revenues	5,919	8,661
Gross profit	11,370	12,114

Operating expenses:
Research and development	6,661	6,397
Sales and marketing	2,971	4,112
General and administrative	3,813	4,485
Amortization of intangible assets	55	51
Restructuring charge	594	-
Total operating expenses	14,094	15,045

Loss from operations	(2,724)	(2,931)

Interest and other income/(expense), net:
Interest income	7	18
Interest expense	(304)	(364)
Other expense, net	(334)	(461)
Interest and other income/(expense), net	(631)	(807)

Loss before income taxes	(3,355)	(3,738)
Income tax provision	(301)	(2,019)
Net loss	$(3,656)	$(5,757)

Net loss per common share - basic and diluted	$(0.12)	$(0.19)

Weighted average common shares outstanding - basic and diluted	30,458	29,595

Stock-based compensation expense included in:
Research and development	164	$180
Sales and marketing	73	151
General and administrative	287	433
Total stock-based compensation expense	$524	$764

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	March 31, 2010
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,228	(1,228)		-
Total cost of revenues	5,919	(1,228)		4,691
Gross profit	11,370	1,228		12,598

Research and development	6,661	(164)	a	6,497
Sales and marketing	2,971	(73)	a	2,898
General and administrative	3,813	(287)	a	3,526
Amortization of intangible assets	55	(55)		-
Restructuring charge	594	(594)		-
Total operating expenses	14,094	(1,173)		12,921

Loss from operations	(2,724)	2,401		(323)

Interest and other expense, net	(631)	332	b	(299)
Loss before income taxes	(3,355)	2,733		(622)

Net loss	(3,656)	2,733		(923)

Reconciliation of net loss and net loss per common share:
Non-GAAP net loss per common share - basic and diluted	$(0.12)			$(0.03)
Shares used in computing basic and diluted net loss per common share	30,458			30,458

a - Excluded amount represents stock-based compensation expense of $524
b - Excluded amount represents foreign currency exchange loss

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	March 31, 2009
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	2,848	(2,848)		-
Total cost of revenues	8,661	(2,848)		5,813
Gross profit	12,114	2,848		14,962

Research and development	6,397	(180)	a	6,217
Sales and marketing	4,112	(807)	a	3,305
General and administrative	4,485	(433)	a	4,052
Amortization of intangible assets	51	(51)		-
Total operating expenses	15,045	(1,471)		13,574

Income/(loss) from operations	(2,931)	4,319		1,388

Interest and other income/(expense), net	(807)	461	b	(346)
Income/(loss) before income taxes	(3,738)	4,780		1,042

Net loss	(5,757)	4,780		(977)

Reconciliation of net loss and net loss per common share:
Non-GAAP net loss per common share - basic and diluted	$(0.19)			$(0.03)
Shares used in computing basic and diluted net loss per common share	29,595			29,595

a - Excluded amount represents stock-based compensation expense of $764 and MIG earnout expenses of $656
b - Excluded amount represents foreign currency exchange losses

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation Expense. Glu adopted ASC 718, "Compensation – Stock Compensation" beginning in its fiscal year ended December 31, 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu's adoption of ASC 718 beginning with its fiscal year ended December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Restructuring Charges. Glu undertook restructuring activities in 2009, and recorded (1) a non-cash restructuring charge due to a change in the sublease probability assumptions for the portion of the company’s corporate headquarters that were vacated in 2008 and the costs to exit a portion of the company’s EMEA headquarters, (2) a restructuring charge related to termination benefits to be paid pursuant to the transition agreement with the former CEO and (3) cash restructuring charges due to termination of certain employees in Glu’s US and EMEA offices. In the first quarter of 2010, Glu recorded restructuring charges related to termination of certain employees in the company’s China, United States and European offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Glu believes that these restructuring charges do not reflect the company's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG Earnout Expenses. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who were also MIG shareholders. Glu initially recorded the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two-year vesting period ending December 31, 2009, and has excluded from its non-GAAP financial measures the impact of the non-equity component of the additional consideration. In the quarter ended December 31, 2008, Glu restructured these payments into debt obligations that become due at various times through December 31, 2010. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Foreign currency exchange gains and losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these gains and losses, and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu began, with the quarter ended December 31, 2008, to present non-GAAP net loss and net loss per share excluding foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare the company's core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2009 and the first quarter of 2010 were as follows (in thousands):

March 31, 2009	$(461)
June 30, 2009	760
September 30, 2009	(28)
December 31, 2009	(216)
FY2009	$55

March 31, 2010	(332)
FY2010 (YTD)	$(332)

CONTACT:
Media:
Glu Mobile Inc.
Kathy de Leon, 650-532-2421
kathy.deleon@glu.com
or
Investor Relations:
ICR
Seth Potter, 646-277-1230
ir@glu.com